BYLAWS

                                       OF

                             ECO SOIL SYSTEMS, INC.


                                   ARTICLE I.
                             Offices, Corporate Seal

                  Section 1.01. Offices. The Corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

                  The registered office of the corporation required by the Nebraska Business Corporation Act to be maintained in the State of Nebraska may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.

                  Section 1.02. Corporate Seal. The Board of
Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal."

                                   ARTICLE II.
                            Meetings of Shareholders

                  Section 2.01. Place and Time of Meetings. Meetings of the shareholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, this meeting shall be held at the principal office. In the absence of a designation of time, the meeting shall be held at l0:00 a.m.

                  Section 2.02. Annual Meetings.

                  (a) The annual meeting of the shareholders of the Corporation shall be held on such business day as the Board of Directors shall determine.

                  (b) At an annual meeting the shareholders, voting as provided in the articles of incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

                  (c) To be properly brought before an annual meeting of shareholders, business must be (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the Board of Directors or (3) proposed at the meeting by a shareholder who (i) was a shareholder of record at the time of giving of notice provided for in these Bylaws, (ii) is entitled to vote at the meeting and (iii) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not later than the close of business on the fifteenth day following the day on which the notice of the annual meeting was mailed to shareholders. Such notice shall set forth (1) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made,
(2) the class and number of shares of the Corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (3) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business, and (4) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chair of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                  Section 2.03. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called by the Secretary at the request of two or more directors, by the Chairman of the Board, by the President or by the President at the request of shareholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed special meeting. Within 30 days after receipt of such a request by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the request, at the expense of the Corporation. Special meetings shall be held on the date and at the time and place fixed by the President or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

                  Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, a majority of those shares as represented shall adjourn to such day as they shall agree. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 2.05. Organization. At each meeting of the shareholders, the Chairman of the Board or in the absence of the Chairman of the Board, the President, or in the absence of the President, the chairman chosen by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary, or in the absence of an Assistant Secretary, any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.

                  Section 2.06. Order of Business. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

                  Section 2.07. Voting. Subject to the provisions of this
Section 2.07 describing voting for directors, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such reciever was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time.

                  Section 2.08. Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such shareholder's votes by giving one candidate as many votes as the number of such directors multiplied by the number of such shareholder's shares shall equal, or by distributing such votes on the same principal among any number of candidates.

                  Section 2.09. Inspectors of Election. At each meeting of the shareholders, the chairman of such meeting may appoint two inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation briefly to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of such inspector of election's ability. Such inspector of election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof. An inspector of election need not be a shareholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against the election of such inspector of election to any position with the Corporation or on any other question in which such inspector of election may be directly interested.

                  Section 2.10. Notices of Meetings and Consents. Every shareholder shall furnish the Secretary of the Corporation with an address at which notices of meetings, notices and consent material with respect to proposed corporate action without a meeting and all other corporate communications may be served on or mailed to such shareholder. Except as otherwise provided by the Articles of Incorporation or by statute, a written notice stating the place, day and hour of each annual and special meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than l0 nor more than 50 days before the date of such meeting or the date on which the corporate action without a meeting is proposed to be taken, to each shareholder of record of the Corporation entitled to vote at such meeting, by delivering such notice of meeting to such shareholder personally or depositing the same in the United States mail, postage prepaid, directed to such shareholder at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Personal delivery to any officer of a Corporation or association or to any member of a partnership is delivery to such Corporation, association or partnership.

                  Section 2.11. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Subject to the above, any proxy may be revoked if an instrument revoking it, or a proxy bearing a later date, is filed with the Secretary of the Corporation.

                  Section 2.12. Written Action. Any action that may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                  Section 2.13. Shareholder List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                                  ARTICLE III.
                               Board of Directors

                  Section 3.01. General Powers. The business of the Corporation shall be managed by the Board of Directors.

                  Section 3.02. Number, Qualification and Term of Office. The number of directors shall be established by a resolution adopted by a majority of the total number of directors. The directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, to serve for staggered terms of three years, except that one initial class of directors will hold office for a two-year term and one initial class will hold office for a one-year term. Directors need not be shareholders or residents of the State of Nebraska. Each director shall hold office until the annual meeting of shareholders held three years after such director's election or until the shareholders have elected directors by consent in writing without a meeting and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

                  Section 3.03. Annual Meeting. As soon as practicable after each election of directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as may come before the meeting.

                  Section 3.04. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

                  Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

                  Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at such director's business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

                  Section 3.07. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, but a majority of the directors present may adjourn the meeting from time to time without further notice. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

                  Section 3.08. Vacancies. Any vacancy among the directors, or increase in the authorized number of directors, shall be filled for the unexpired term by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

                  Section 3.09. Removal. Any director may be removed from office for cause at any special meeting of the shareholders called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the entire Board of Directors or any one or more directors are so removed, new directors shall be elected at the same meeting.

                  Section 3.10. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                  Section 3.11. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 3.12. Compensation. Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor.

                  Section 3.13. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.l4 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                  Section 3.14. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV.
                                    Officers

                  Section 4.01. Number. The officers of the Corporation shall consist of a President, at least one Vice President, a Secretary, a Treasurer, and any officers and agents as the Board of Directors by a majority vote of the total number of directors may designate. Any person may hold two or more offices.

                  Section 4.02. Election, Term of Office and Qualifications. At the first meeting after each annual meeting of the Board of Directors all officers, from within or without their number, shall be elected. Such officers shall hold office until their successors are elected and qualified, or until such office is eliminated by a vote of the majority of all directors. Officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

                  Section 4.03. Removal and Vacancies. Any officer may be removed from such office by a majority vote of the total number of directors with or without cause. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

                  Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

                  Section 4.05. President. The President shall have general active management of the business of the Corporation and shall preside at all meetings of the shareholders and directors. The President shall be the chief executive officer of the Corporation and shall see that all orders and resolutions of the directors are carried into effect. The President shall be ex officio a member of all standing committees. The President may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed and in general shall perform all duties usually incident to the office of the president. The President shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

                  Section 4.06. Vice President. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to the power and duties of the President in the order designated by the Board of Directors.

                  Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

                  Section 4.08. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed. The Treasurer shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors whenever required an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

                  Section 4.09. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Baord of Directors.

                  Section 4.10. Duties of Other Officers. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

                  Section 4.11. Compensation. The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                   ARTICLE V.
                            Shares and Their Transfer

                  Section 5.01. Certificates for Shares. Every holder of shares in the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by such shareholder. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.04.

                  Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. Shares so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

                  Section 5.03. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder or record thereof or by such person's legal representative, who shall furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                  Section 5.04. Loss of Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims that may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

                  Section 5.05. Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI.
                            Dividends, Surplus, Etc.

                  Section 6.01. Dividends. The Board of Directors may declare dividends on its outstanding shares from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year in such amounts as are advisable in view of their evaluation of the affairs of the Corporation in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                  Section 6.02. Use of Surplus and Reserves. The Board of Directors may use any of the Corporation's property or funds, unless such would cause an impairment of capital, in purchasing any of the shares, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation. The Board of Directors may from time to time set aside from the Corporation's surplus or net profits such sums as it deems proper as a reserve fund for any purpose.

                                  ARTICLE VII.
                      Books and Records, Audit, Fiscal Year

                  Section 7.01. Books and Records. The Board of Directors of the Corporation shall cause to be kept: (a) a stock transfer book which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of shareholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

                  Section 7.02. Audit. The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

                  Section 7.03. Annual Report. The Board of Directors shall cause to be filed with the Nebraska Secretary of State in each year the annual report required by law.

                  Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the Board of Directors.

                  Section 7.05. Examination by Shareholders. Any shareholder of record of the Corporation, upon written demand under oath stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, during usual business hours, for any proper purpose, the Corporation's stock transfer book, a list of its shareholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. Holders of voting trust certificates representing shares of the Corporation shall be regarded as shareholders for the purpose of this section 7.05. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in Nebraska or at its principal office.


                                  ARTICLE VIII.
                                 Indemnification

                  Section 8.01. Indemnification. The Corporation shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 21-2004(15) of the Nebraska Business Corporation Act, as now enacted or hereafter amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding involving all persons entitled to indemnification under this section 8.01, all in the manner, under the circumstances and to the extent permitted by Section 21-2004(15) of the Nebraska Business Corporation Act, as now enacted or hereafter amended.


                                   ARTICLE IX.
                                  Miscellaneous

                  Section 9.01. Fixing Date for Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled to receive notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than l0 days before the date of such meeting, nor more than 50 days prior to any other action.

                  (b) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, in the manner prescribed by law, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                  (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 9.02. Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

                  Section 9.03. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; and (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                  Section 9.04. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                  Section 9.05. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  Section 9.06. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  Section 9.07. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Nebraska Business Corporation Act, such shareholder or director may waive the notice orally or in a writing signed by the person or persons entitled to such notice, whether before or after the time stated therein. Such waiver shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X.
                                   Amendments

                  Section 10.01. Amendments. These Bylaws may be amended, altered or repealed, and new Bylaws may te adopted, by a vote of the majority of the total number of directors or of the shareholders at any meeting upon proper notice.

                  The undersigned, Secretary of Eco Soil Systems, Inc., a Nebraska corporation, does hereby certify that the foregoing Amended and Restated Bylaws are the Amended and Restated Bylaws adopted for the Corporation by its Board of Directors at a meeting held on November 7, 1996.



                                    ___________________________
                                    Secretary